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                                                                   Exhibit 10.23

                  FISHER COMMUNICATIONS INCENTIVE PLAN OF 2001


1.    Purpose

      The purpose of the Plan is to provide selected eligible key employees of Fisher Communications, Inc. ("Company") or any present or future Subsidiary of the Company with an inducement to remain in the employ of the Company and to participate in the ownership of the Company, and with added incentives to advance the interests of the Company and increase the value of the Company's common stock.

2.    Definitions

      (a)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (b) "Committee" shall mean the committee described in Section 3 hereof and selected by the Company's Board of Directors to administer the Plan.

      (c) "Disability" shall mean that the person has been classified as disabled pursuant to any disability plan maintained by the Company, or in the absence of such classification, as determined by the Committee in its sole discretion.

      (d) "Nonemployee Director" has the meaning set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

      (e) "Option" means any incentive stock option or non-statutory stock option granted hereunder.

      (f) "Right" means any restricted stock right or performance stock right granted hereunder.

      (g) "Subsidiary" as used in the Plan shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the broken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.    Administration

      (a) The Plan shall be administered by a Committee appointed by the Board of Directors and shall consist of not less than three (3) members of the Board of Directors, all of whom shall be Nonemployee Directors.

      (b) Subject to the terms of the Plan, the Committee shall have full and final authority to determine the persons who are to be granted Options and Rights under the Plan and the number of shares subject to each Option and Right, the Option price, the form, terms and

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           conditions, including but not limited to any target stock prices or any performance goals of the Options, whether the Options granted shall be incentive stock options or non- statutory stock options, or both, the time or times when each Option becomes exercisable, the duration of the exercise period and the terms and conditions of all Rights granted hereunder, and to make such other determinations as may be appropriate or necessary for the administration of the Plan.

      (c) In connection with any termination of employment, the Committee shall have the specific authority to accelerate the vesting of any Rights and/or Options hereunder and to waive the three (3) month limitation in Section 13(a).

      (d) The Committee shall select one (1) of its members as the Chairman, and shall hold its meetings at such times and places as it shall deem advisable. At least one-half (1/2) of its members shall constitute a quorum for the conduct of business, and any decision or determination approved by a majority of members present at any meeting in which a quorum exists shall be deemed to have been made by the Committee. In addition, any decision or determination reduced to writing and signed by all of the members shall be deemed to have been made by the Committee. The Committee may appoint a Secretary, shall keep minutes of its meetings, and may make such rules and regulations for the conduct of its business and for the carrying out of the Plan as it shall deem appropriate.

      (e) The interpretation and construction by the Committee of any provisions of the Plan and of the Options and Rights granted thereunder shall be final and conclusive on all persons having any interest thereunder.

4.    Shares Subject to Plan

      (a) Subject to the provisions of Section 18 (relating to adjustment due to changes in capital structure), the number of shares of stock which may be issued and sold pursuant to Options and Rights granted under the Plan shall not exceed Six Hundred Thousand (600,000) shares of the Company's common stock.

      (b) If any Options or Rights granted under the Plan shall terminate or expire without having been exercised in full, the stock not purchased or acquired under such Options or Rights shall be available again for the purposes of the Plan; provided, however, that for purposes of
           Section 4(c), any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

      (c) Subject to the provisions of Section 18 (relating to adjustments due to changes in capital structure), the maximum number of shares with respect to which options may be granted under the Plan to any individual during any calendar year is Sixty Thousand (60,000) shares, and the maximum number of shares payable under a performance stock right for any Performance Cycle (as defined in Section 12(a)) is Sixty Thousand (60,000) shares, such limitations to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

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5.    Eligibility

      (a) Options and Rights may be granted only to salaried key management employees of the Company or a Subsidiary (including officers and directors who are also salaried employees) who, in the judgment of the Committee, will perform services of special importance in the management, operation and development of the business of the Company or the businesses of one or more of its Subsidiaries, provided:

           (i) The Option or Right grant date for an employee shall not occur during or after the calendar year in which the employee reaches the age of sixty-five (65), and

           (ii) An Option or Right shall not be granted to an employee who, immediately after the Option or Right is granted, owns stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or a Subsidiary.

      (b) For purposes of determining the stock owned at a given time by an individual under Section 5(a)(ii) hereof, the following rules shall apply:

           (i) Stock which the individual may purchase or acquire under outstanding Options or Rights shall be treated as stock owned by such individual;

           (ii) Stock owned directly or indirectly by or for the individual's brothers, sisters, spouse, ancestors and lineal descendants shall be considered as owned by such individual; and

           (iii) Stock owned directly or indirectly by or for a corporation, limited liability company, partnership, estate or trust, shall be considered as owned proportionately by or for its shareholders, members, partners or beneficiaries.

6.    Price and Term of Option

      (a) The exercise price under each Option will be determined by the Committee but shall not be less than one hundred percent (100%) of the fair market value of the shares of stock covered by the Option at the time of the grant of the Option, as determined by the Committee.

      (b) The term of each Option shall be as determined by the Committee, but shall not be in excess of ten (10) years from the date it is granted. An Option granted for an initial term of less than ten (10) years may be extended by amendment for a period of up to ten (10) years from the date of the initial grant, provided that no such amendment of an incentive stock Option shall be made without the prior consent of the optionee.

7.    Limitations on Exercise of Options

      (a) Except as provided in Section 13 hereof, the optionee must remain in the continuous employ of the Company and/or its Subsidiaries for at least one (1) year from the date the Option is granted before any part thereof may be exercised. Absence on leave or on

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           account of illness or disability under rules established by the
           Committee shall not, however, be deemed an interruption of employment for purposes of the Plan. Thereafter, the Option may be exercisable in whole or in installments in accordance with its terms, as determined by the Committee.

      (b) The minimum number of shares with respect to which Options may be exercised in part at any time shall be determined by the Committee at the time the Option is granted.

      (c) With respect to incentive stock Options granted to an employee under the Plan, the aggregate fair market value (determined at the time the Options are granted) of the stock with respect to which incentive stock Options are exercisable for the first time by such employee during any calendar year (including all such plans of the Company and its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000).

8.    Method of Exercise of Option

      Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice to the Chief Executive Officer of the Company designating the number of shares as to which the Option is exercised, and, where stock is to be purchased pursuant to such exercise, shall be accompanied by payment in full for the number of shares so designated. Stock to be purchased under the Plan may be paid for in cash, in shares of the Company's common stock (held by the Optionee for more than six (6) months) at their fair market value on the date of exercise, or partly in cash and partly in such shares. Fractional shares may not be purchased under an Option, and fractional shares may not be delivered to the Company for payment of the Option price. No shares shall be issued until full payment thereof has been made. Each optionee who has exercised an Option shall, upon notification of the amount due and prior to or concurrently with delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements.

9.    Form of Option Agreement

      Each Option agreement shall contain the essential terms of the Option and such other provisions as the Committee shall from time to time determine, but such Option agreements need not be identical. If the Option is an incentive stock option, the instrument evidencing such Option shall contain such terms and provisions relating to exercise and otherwise as may be necessary to render it an incentive stock option under the applicable provisions of the Code (presently Section 422 thereof) and the regulations thereunder, or corresponding provisions of subsequent laws and regulations.

10.   Financing of Options

      The Company and its Subsidiaries may not extend credit, arrange credit, guarantee obligations, or otherwise aid employees in financing their purchases of stock pursuant to Options granted under this Plan.

11.   Restricted Stock Rights

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      (a)  The Committee may grant any eligible employee restricted stock rights which entitle such employee to receive a stated number of shares of the Company's stock if the employee for a stated number of years remains continuously employed by the Company or a Subsidiary or, following the employee's normal retirement, serves on the Board of Directors of the Company or in another capacity approved by the Committee (the "Restricted Period"). At the time the restricted stock right is issued, the Committee shall designate the length of the Restricted Period and the service that will qualify under the Restricted Period; provided, however, in no event may the Restricted Period extend beyond the fifth (5/th/) anniversary date of the employee's termination of employment. The Committee shall also have full and final authority to select the employees who receive restricted stock rights, to specify the number of shares of stock subject to each such Right, and to establish the other terms, conditions and definitions that govern such Rights.

      (b) The Company shall pay to each holder of an unexpired restricted stock right during the Restricted Period, as additional compensation, an amount of cash equal to the dividends that would have been payable to the holder of such Right during the Restricted Period if the holder had owned the stock subject to the Right. Such amount shall be paid as near in time as reasonably practical to the applicable dividend payment dates.

      (c) At the expiration of each Restricted Period, the Company shall issue to the holder of the restricted stock right the shares of stock relating to such Restricted Period, provided all conditions have been met.

      (d) Upon grant of a restricted stock right, the Company shall deliver to the recipient a document which sets forth and describes in detail the terms and conditions of the Right.

12.   Performance Stock Rights

      (a) The Committee may grant to an eligible employee performance stock rights which entitle such employee to receive a stated number of shares of the Company's common stock if the employee attains certain specified performance goals ("Performance Goals") within a stated performance period (a "Performance Cycle"). The Committee shall have full and final authority to select the employees who receive performance stock rights , to specify the number of shares of stock subject to each such Right, to establish the Performance Goals, to establish the Performance Cycle and to establish the terms, conditions and definitions that govern such Rights.

      (b) The Committee shall establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals selected by the Committee may include performance criteria for the Company, a Subsidiary, or an operating group, division, or unit of the Company or a Subsidiary. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine; provided, however, that the Committee may not adjust Performance Goals for any participant who

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           is a covered employee for purposes of Section 162(m) of the Code for the year in which such performance award is settled in such a manner as would increase the amount of compensation otherwise payable to such covered employee.

      (c) As soon as practical after the end of a Performance Cycle, the Committee shall determine the extent to which a performance stock right has been earned on the basis of performance in relation to the established Performance Goals. To the extent that the Performance Goals of a performance stock right are satisfied, the Company shall settle the earned portion of the performance stock right by the issuance and delivery of shares equal to the number of earned shares. If the Performance Goals are not met by the expiration of the Performance Cycle, the performance stock right shall expire and the holder thereof shall have no further rights thereunder.

      (d) Upon granting a performance stock right, the Company shall issue to the recipient an agreement which sets forth the terms and conditions of the performance stock right.

      (e) The Committee will establish specific Performance Goals for each performance stock right not later than ninety (90) days after the beginning of the Performance Cycle for the award.

      (f) The Company shall not make dividend equivalent payments with respect to shares subject to performance stock rights.

13.   Termination of Employment

      (a) In the event the employment of an optionee by the Company or a Subsidiary shall terminate for any reason other than the optionee's normal retirement, the optionee having become age sixty-five (65), Disability or death, the Option may be exercised by the optionee at any time prior to the expiration date of the Option or the expiration of three (3) months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the Option at the date of such termination.

      (b) If an optionee retires under the normal retirement policies of the Company or a Subsidiary having become age sixty-five (65), the Option may be exercised by the optionee at any time prior to the expiration date of the Option but in any event no later than the fifth (5/th/) anniversary date of the optionee's termination of employment.

      (c) If an optionee dies while in the employ of the Company or a Subsidiary, or dies following termination of employment but during the period that the Option could have been exercised by the optionee, the optionee's Option rights may be exercised at any time prior to the expiration date by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution, and, with respect to such decedents, such Options may be exercised without regard to the limitation provided in Section 7(a) (relating to one year of employment) or installment limitations, if any, that would otherwise apply. But with respect to a decedent whose employment was terminated for any reason other than normal retirement, death or Disability, such Option

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           rights may be exercised only to the extent exercisable on the date of termination of employment.

      (d) In the event of the termination of the optionee's employment because of Disability, the Option may be exercised by the optionee at any time prior to the expiration date of the Option, and, with respect to such optionee, such Option may be exercised without regard to the limitation provided in Section 7(a) (relating to one year of employment) or installment limitations, if any, that would otherwise apply.

      (e) In the event a holder of restricted stock rights issued under the provisions of Section 11 hereof fails to satisfy the employment or service requirements for the issuance of stock under such rights for any reason other than death or disability as herein defined, such holder shall lose all rights to receive stock under the provisions of the restricted stock rights. In the event a holder of a restricted stock right is unable to satisfy the requirements of a restricted stock right because of death or Disability, then the holder or the personal representative of the holder's estate, as the case may be, shall be issued a number of shares of stock equal in number to the total number of unissued shares covered by such restricted stock rights. Such shares shall be issued or payment made without regard to any employment or other service requirement stated in the restricted stock rights.

      (f) In the event the employment of an employee who holds a performance stock right granted under the provisions of Section 12 hereof terminates for any reason prior to the expiration of the performance period specified in the performance stock right, then, except to the extent the Committee may decide otherwise in select situations, such employee shall lose all rights to thereafter receive any stock under such performance stock right.

      (g) To the extent that the Option of any deceased optionee or of any optionee whose employment is terminated shall not have been exercised within the time periods provided above, all further rights to purchase shares pursuant to such Option shall cease and terminate at the expiration of such period.

      (h) If a corporation ceases to be a Subsidiary of the Company, employees of such corporation shall be deemed to have terminated their employment with the Company or a Subsidiary of the Company for purposes of this Plan.

14.   Options and Rights Not Transferable

      Any Option or Right granted hereunder shall not be transferable except by will or by the laws of descent and distribution of the state or country of the employee's domicile at the date of death, and, during the lifetime of the person to whom the Option or Right is granted, only the optionee, the holder of the optionee's power of attorney or the guardian of the optionee may exercise it.

15.   Rights as Stockholder

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      Neither a person to whom an Option or Right is granted, nor such person's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Option or Right, until after the stock is issued.

16.   Amendments to the Plan

      The Company's Board of Directors may from time to time make such amendments to the Plan as it may deem proper and in the best interests of the Company or a Subsidiary, provided that -

      (a) No amendment shall be made which (i) would impair, without the consent of the applicable employee, any Option or Right theretofore granted under the Plan or deprive any employee of any shares of stock which he may have acquired through or as a result of the Plan, or
           (ii) would withdraw the administration of the Plan from a Committee of Directors of the Company meeting the qualifications set forth in
           Section 3(a) hereof.

      (b)  Any such amendment which would --

           (i) Materially increase the benefits accruing to participants under the Plan,

           (ii) Increase the number of securities which may be issued under the Plan, or

           (iii) Materially modify the requirements as to eligibility for participation in the Plan shall be submitted to the shareholders of the Company for their approval at the next annual or special meeting after adoption by the Board of Directors, and if such shareholder approval is not obtained, the amendment, together with any actions taken under the Plan on the necessary authority of such amendment, shall be null and void.

17.   Termination of the Plan

      Options and Rights may be granted under the Plan at any time prior to the seventh (7th) anniversary date of the effective date of the Plan, on which anniversary date the Plan will expire except as to those Options and Rights then outstanding thereunder, which Options and Rights shall remain in effect until they have been exercised or have expired in accordance with their terms. The Plan may be abandoned or terminated at any time by the Company's Board of Directors, except with respect to Options and Rights then outstanding under the Plan.

18.   Changes in Capital Structure

      (a) Except as provided in subparagraph (b), in the event that the outstanding shares of stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, dividend payable in shares, rights offering, change in the corporate structure of the Company, or otherwise, appropriate adjustment shall be made

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           in the number and kind of shares for which Options and Rights may be granted under the Plan. In addition, an appropriate adjustment shall be made in the number and kind of shares as to which outstanding Options and Rights, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the existing holder of an Option or Right shall be maintained as before the occurrence of such event. Such adjustment in outstanding Options and Rights shall be made without change in the total price applicable to the unexercised portion of the Option and Right and with a corresponding adjustment in the exercise price per share. Any such adjustment made by the Board of Directors shall be conclusive.

      (b) In the event of dissolution or liquidation of the Company or a reorganization, merger or consolidation with one or more corporations, in lieu of providing for Options and Rights as provided for above in this Section 18, the Board of Directors of the Company may, in its sole discretion, provide a thirty (30) day period immediately prior to such event during which optionees shall have the right to exercise Options in whole or in part without any limitations on exercisability.

19.   Approvals

      The obligations of the Company under this Plan shall be subject to the approval of such state or federal authorities or agencies, if any, as may have jurisdiction in the matter. Shares shall not be issued with respect to an Option or Right unless the exercise and the issuance and delivery of the shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability for the nonissuance or sale of such shares. The Board may require any action or agreement by an employee holding an Option or Right as may from time to time be necessary to comply with the federal and state securities laws. The Company shall not be obliged to register Options or Rights, or stock granted or purchased under the Plan.

20.   Employment Rights

      Nothing in this Plan or any Option or Right granted pursuant thereto shall confer upon any employee any right to be continued in the employment of the Company or any Subsidiary of the Company, or to interfere in any way with the right of the Company, in its sole discretion, to terminate such employee's employment at any time.

21.   Effective Date of the Plan

      The effective date of this Plan is April 26, 2001.

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